UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________________________________________

Date of Report (Date of earliest event reported): September 1, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2017, Digital Power Corporation (the “Company”) and Avalanche International Corp. (“Avalanche”) entered into a Loan and Security Agreement (“Loan Agreement”) with an effective date of August 21, 2017 pursuant to which the Company will provide Avalanche a non-revolving credit facility of up to $5,000,000, for a period ending on August 21, 2019, subject to the terms and conditions stated in the Loan Agreement, including that the Company having available funds to grant such credit.

Previously, on October 5, 2016, November 30, 2016 and February 22, 2017, Avalanche entered into three convertible promissory notes with Digital Power Corporation (collectively the “Notes”). Each Note had a face amount of $525,000, was sold to the Company for $500,000 (for an original issue discount of $25,000 for each Note), is due in two years and accrues interest at 12% per annum on the face amount of $525,000. The Notes were convertible into shares of Avalanche’s common stock based on a conversion price of $0.745 per share, subject to adjustment as provided for in the Notes. In addition, subsequent to the issuance of the Notes, the Company has made advances in the aggregate face amount of $1,899,400 to Avalanche.

In consideration of entering into the Loan Agreement, the Company and Avalanche cancelled the Notes and consolidated the Notes and prior advances and issued a new Convertible Promissory Note in the aggregate face amount of $3,474,400 (“New Note”) that is convertible into shares of Avalanche at a conversion price of $0.50 per share. The New Note is due in two years and accrues interest at 12% per annum on the face amount of $3,474,400. Prior interest accrued under the Notes and advances will continue to be an obligation of Avalanche. The New Note contains standard events of defaults. In addition, concurrent to issuing the New Note, Avalanche issued to the Company a five year Warrant to purchase 6,948,800 shares of Avalanche Common Stock at $0.50 per share. Future advances under the Loan Agreement, if any, will be evidenced by a convertible promissory containing a conversion price feature at $0.50 per share and warrant with an exercise price of $0.50 per share. Further, under the terms of the Loan Agreement, the Notes issued by Avalanche are secured by the assets of Avalanche.

The Warrant entitles the Company to purchase up to 6,948,800 shares of Avalanche common stock at an exercise price of $0.50 per share for a period of five years. The exercise price of $0.50 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or on a cashless basis.

The foregoing are only brief descriptions of the material terms of the Warrant, Loan Agreement and Convertible Promissory Note, which are attached hereto as Exhibits 4.1, and 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 9.01     Financial Statements and Exhibits (d)

Exhibit
No.	Description

4.1	Warrant
10.1	Loan and Security Agreement
10.2	Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Date: September 6, 2017	By:	/s/ Amos Kohn
Amos Kohn,
President and Chief Executive Officer
(Duly Authorized Officer)